SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XL CAPITAL LTD
(Exact name of registrant as specified in its charter)
Cayman Islands	98-0191089
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which
each class is to be registered

7.00% Equity Security Units	The New York Stock Exchange

               If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

               If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates (if applicable): 333-130036

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of class)

Item 1:                Description of Registrant's Securities to be Registered.

               The description of XL Capital Ltd’s (the “Company” or the “Registrant”) securities to be registered is herein incorporated by reference to the information set forth under the captions “Description of the Equity Security Units” and “Description of the Senior Notes” in the Prospectus Supplement dated December 6, 2005 and under the captions “Description of XL Capital Ordinary Share Purchase Contracts and Ordinary Share Purchase Units,” “Description of XL Capital Debt Securities” and “Description of XL Capital Ordinary Shares” in the accompanying Prospectus dated December 1, 2005, each as filed with the Securities and Exchange Commission (the “Commission”) on December 8, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2:                Exhibits.

               The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 6, 2005, by and among the Registrant and Gold-
man, Sachs & Co., Citigroup Global Markets Inc. and the other underwriters named in
Schedule I thereto, as Underwriters.

4.1	Indenture, dated as of June 2, 2004, between the Registrant and The Bank of New York, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement
on Form S-3 (No. 333-116245) filed on June 7, 2004.

4.2	Form of Third Supplemental Indenture, dated December , 2005, to the Indenture, dated as of June 2, 2004, between the Registrant and The Bank of New York, as trustee.

4.3	Form of Purchase Contract Agreement, dated December , 2005, between the Regis-
trant and The Bank of New York, as Purchase Contract Agent.

4.4	Form of Pledge Agreement, dated December , 2005, by and among the Registrant and
The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary,
and The Bank of New York, as Purchase Contract Agent.

4.5	Form of Remarketing Agreement to be entered into by and among the Registrant and The
Bank of New York, as Purchase Contract Agent, and , as Remarketing Agent.[a]

4.6	Form of Equity Unit Certificate (included in Exhibit 4.3 hereto).

4.7	Form of Stripped Unit Certificate (included in Exhibit 4.3 hereto).

4.8	Form of Senior Note (included in Exhibit 4.2 hereto)

a	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

SIGNATURE

                    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:    December 8, 2005

XL CAPITAL LTD
(Registrant)

By:	/s/ Kirstin Romann Gould

	Name:	Kirstin Romann Gould
	Title:	Senior Vice President and
Chief Corporate Legal Officer